                                 LEASE CONTRACT

         LEASE CONTRACT entered into by and between PARQUE INDUSTRIAS DE AMERICA, S.A. DE C.V., a Mexican corporation having its principal offices in the City of Chihuahua, State of Chihuahua, Mexico, represented herein by Mr. Luis Lara Armendariz, in his capacity of Sole Administrator for said Corporation, hereinafter referred to as the "LESSOR"; and ELECTROCOMPONENTES DE MEXICO, S.A. DE C. V., represented herein by Mr. Bernard Boone, in his capacity of General Manager of said Corporation, hereinafter referred to as the "LESSEE", in accordance with the following:

                                 C L A U S E S:

FIRST -- LEASED PROPERTY:

         Under the terms of this Lease Contract, the LESSOR hereby delivers in lease to the LESSEE, the temporary use and possession of a certain plot of land and the building for industrial use constructed thereon, situated on Calle 20(a) Numero 3300, Colonia Marmol, in the City of Chihuahua, State of Chihuahua, Mexico. Said Land consists of a surface area of approximately 23,548 square meters (equivalent to approximately 253,468 square feet) and is shown on the plan which is attached to this Contract as Exhibit "A".

         The building improvements thereon consist of an industrial building containing a total area of approximately 8,385 square meters (equivalent to approximately 90,829 square feet), said building and improvements which include but are not limited to two (2) transformers making a total of 1000 KVA's which are part of the Leased Property by the LESSEE from the LESSOR ("Building") also being shown on the plan which is attached to this Contract as Exhibit "A"
(said land and building are herein jointly referred to as the "Leased
Property").

SECOND -- OWNERSHIP OF THE LEASED PROPERTY:

         LESSOR has the clear and unrestricted control of the Leased Property and other common areas, and the LESSEE shall have the quiet enjoyment of same. Similarly, LESSOR and LESSEE agree that as provided by Article 2308 of the Civil Code of the State of Chihuahua, this Lease Contract shall survive any foreclosure of any lien or mortgage of LESSOR and that any default in payment of any such lien or mortgage shall in no way prejudice the terms of this Lease Contract; and that any amendments to such mortgages or any new mortgages on the Leased Property shall contain a provision acknowledging the existence and duration of this Lease Contract.

THIRD -- DELIVERY OF THE LEASED PROPERTY:

         The LESSOR hereby delivers the Leased Property to LESSEE, for beneficial occupancy (hereinafter refereed to as the "Beneficial Occupancy") on February 15, 1998. LESSOR will deliver the Leased Property for final occupancy on or before March 15, 1998 (hereinafter referred to as the "Effective Date"), date in which the improvements set forth in Exhibit B (hereinafter referred to as the "Improvements") shall be completed. Provided however that the payment of rent hereunder will commence the date of completion of the Improvements by LESSOR and accepted by LESSEE. Such payment shall be calculated by deducting from the first month rent hereof an amount equal to one day of rent and until the delivery and acceptance of the Improvements.

FOURTH -- USE OF THE LEASED PROPERTY:

         The LESSEE shall use the Leased Property only for light and clean industrial operations. Under no conditions whatsoever will the LESSEE be permitted to use the Leased Property for chemical, nuclear and heavy industrial operations.

FIFTH -- ASSIGNMENT AND SUBLETTING:

         The LESSEE may not sublease the Leased Property or assign this Contract, unless LESSEE has the express written authorization of LESSOR, which authorization shall not be unreasonably withheld. LESSEE shall be permitted to assign this Lease Contract to a company affiliate or subsidiary, provided however that the Guaranty executed and delivered in favor of LESSOR from International Wire Group, Inc. will remain in full force and effect during the term of this Lease Contract and its extension hereof.

SIXTH -- LEASE RENT:

         A. The initial lease term ("Initial Term") shall be for a period of 10
(ten) years beginning on the Effective Date. From the date of completion of the Improvements as provided in Clause Third hereof, and during the first five years of the Initial Term, the LESSEE will pay to the LESSOR the amount of $39,056.47 (THIRTY NINE THOUSAND AND FIFTY SIX DOLLARS 47/100), equivalent to forty three cents per square foot of the Building, per month. From year sixth to tenth of Initial Term, the LESSEE will pay to the LESSOR the amount of $43,597.92 (FORTY THREE THOUSAND FIVE HUNDRED NINETY SEVEN AND 92/100), equivalent to forty eight cents per square foot of the Building, per month, payable in advance the first day of each month.

         B. LESSEE agrees that its obligations under this Clause Sixth A) may be assigned to a Bank or another financial institution, and upon demand by such assignee, LESSEE will make such payments directly to assignee, for which purposes LESSEE may request the documents evidencing registration of the loan as may correspond.

         C. All payments hereunder shall be in U.S. dollars. This payments may be made in Mexican currency, computed at the exchange rate published in the Official Gazette of the Federation.

SEVENTH -- TAXES AND UTILITIES:

         LESSEE shall be liable for the real estate property tax triggered by the Leased Property and the Value Added Tax imposed over the rental payments. The LESSOR will be responsible for the Income Tax levied on any rental income derived herefrom and the Net Asset Tax.

         LESSEE or LESSOR may bring appropriate proceedings in the name of the LESSOR, the LESSEE or both for contesting the validity of any assessment on the Leased Property or amount of the taxes imposed thereon, or to recover payment therefor. Each party shall cooperate with the other with respect to the proceedings so far as is reasonably necessary. The net amount of any taxes recovered, after the payment of all expenses in connection therewith, shall revert to the party incurring the expense.

         LESSEE shall also directly contract and pay for all utilities that it may require. LESSOR represents that all necessary utilities shall be available at the Building of the Leased Property and the
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                                      -4-



LESSEE shall be responsible for any hook-up costs of all such utilities and for all utility consumption expenses.

EIGHTH -- MAINTENANCE:

         Responsibility for maintenance, repair and replacement shall be governed by the following stipulations:

         1. LESSOR shall at all times during the Lease term, maintain and repair, at its own cost and expense, the foundation of the building, the structure of the exterior, structure of the floors (excluding sealing), structure of the roofs, including supporting members.

         2. It is the responsibility of the LESSEE to maintain and repair, at its own cost and expense, the interior and exterior of the Building including interior and exterior paint, all roofing and flashing, air conditioning and heating, and such landscaping as may be presently on the land, and the fire protection system. The maintenance of parking areas and the fire protection system is the responsibility of the LESSEE, except during the 12 (twelve) months period after the Effective Date of this Lease Contract, said maintenance is the responsibility of LESSOR.

         3. LESSEE warrants and guarantees that during the term hereof the Leased Property will be maintained and LESSEE's operation will be conducted in accordance with the environmental and any other laws of Mexico applicable to said Building and operations.

         4. Notwithstanding any contrary provision of this Lease Contract, if at any time during the term hereof or any extension thereof any component of the Lease Property originally provided by LESSOR, which is the obligation of LESSEE to maintain, requires replacement in the reasonable opinion of a contract reasonably acceptable to LESSEE and LESSOR, which contract will also do the replacement, the cost of which component shall be US$50,000 (Fifty Thousand Dollars) or more ("Major Component"), LESSEE and LESSOR shall share the cost of such replacement as hereinafter set forth; if the benefit or useful life of the Major Component extends beyond the term of this Lease (as such term may be extended by exercise of any options by LESSEE), the useful life of the Major Component shall be prorated over the remaining portion of the term of the Lease (as if extended), and LESSEE shall be liable only for the portion of the cost which is applicable to the term of the Lease (as if extended). For purpose of this provision, the useful life of any such Major Component shall be determined in accordance with generally accepted accounting principles and the opinion of the manufacturer of installer of such component.

NINTH -- ALTERATIONS:

         LESSEE may not change the basic structure, the external appearance or basic utility services, nor make any major work alterations, without the express written authorization of LESSOR, which authorization shall not be unreasonably withheld. LESSEE is hereby authorized to make minor alterations or modifications to the Leased Property, at its own risk and expense, so long as said alterations and modifications do not alter or impair the structure of the Building or the basic nature thereof. Any such minor alterations may in no way create a greater risk of fire and they must in any case be approved in writing by the LESSOR's approved insurance carrier.

         All fixtures and/or equipment of whatsoever nature ("Trade Fixtures") as shall have been installed in the Leased Property by LESSEE, not permanently affixed thereto, shall continue to be the property of LESSEE, and shall be removed by LESSEE at the expiration or termination of this Lease Contract, unless the LESSEE receives the written consent of LESSOR, in advance, in each specific case, that such Trade Fixtures may remain on said property upon expiration of the Lease Contract.

         LESSEE shall at its own cost and expense repair any injury to the Leased Property resulting from the removal of said Trade Fixtures and shall deliver the Leased Property to the LESSOR in reasonable good condition of order, presentation and cleanliness, reasonable wear and tear excepted.

         Any construction, alteration or addition to the Building made by the LESSEE, as well as any fixtures and/or equipment of whatsoever nature as shall have been permanently installed in the Leased Property by the LESSEE, will be to the benefit of the Leased Property and will remain there on termination of the Lease Contract at no cost to LESSOR.

TENTH - LIABILITIES OF THE PARTIES:

         In conformance with applicable law, LESSOR guarantees to LESSEE the use and peaceful enjoyment of the Leased Property during the full term of the Lease Contract, and the LESSEE covenants and agrees to use the Leased Property only for the purposes herein stipulated and in accordance with nature and intended usage of the Leased Property. The liabilities of the LESSOR and of the LESSEE, in each case, shall be ruled by the following stipulations:

         1. The LESSOR or the LESSEE, respectively, shall be liable for damages to the Leased Property caused by their own fault or negligence, or that of their agents, employees or visitors, except for losses commonly insurable by fire insurance with extended coverage endorsement.

         2. The responsibilities of the parties referred to in this Clause, shall be subject to the provisions of Clause Eleventh of this Contract.

ELEVENTH -- INSURANCE:

         1. During the term of the Lease, LESSOR shall contract for and pay the premiums on a fire insurance policy on the Leased Property (including the building and improvements thereof) with extended coverage, including insurance against any loss or damage by fire and against any loss or damage by lightning, explosion, hurricane and hail, airplanes, vehicles and smoke, earthquake and/or volcanic eruption, strikes, riots and vandalism and any other risks now or hereafter embraced by so called "Extended Coverage" (including glass and gas tank insurance) in amounts sufficient to prevent LESSOR or LESSEE from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than one hundred percent of the then "full insurable value" (replacement value indicated in US$) of the Building and improvements which exist on the Leased Property. LESSEE shall reimburse LESSOR annually for the reasonable cost of said insurance. For the purpose of this clause, replacement value shall be deemed to be the cost of replacing the Building less the cost of excavations, foundations, and footings and without any deductions for physical depreciation of the Building. Such "full insurable value" shall be determined from time to time, but not more frequently than once in every twelve months, by LESSOR's construction department. If LESSEE disagrees with such determination of replacement value, LESSEE at its expense may determine replacement value by hiring a licensed appraiser and certified by a Mexican credit institution authorized for that purpose.

         2. LESSEE is obligated to contract and to maintain during the term of this Lease, at its cost and expense, the insurance coverage and policies listed below:

            a) General public liability insurance, covering claims, demands and actions for injury or death of any person, in an amount not less than $500,000.00 currency of the United States of America; and for accidental injury or death of more than one person from any one accident, and for any liability arising from damages to property of third parties, with a limit of $100,000.00 currency of the United States of America to cover all claims, demands, and actions arising from, related to, or connected with the use by LESSEE of the Leased Property. LESSOR shall be named as additional insured under this policy.

            b) Insurance against loss or damage by boiler (or compressor) malfunction or by internal explosion by boiler (compressor), for any high pressure vessel installed in the Building which is part of the Leased Property, in such amounts as LESSOR, from time to time, reasonably requires; and

            c) Rental interruption insurance, covering risk of loss of rentals due to occurrence of any hazard set forth in this clause in an amount required to pay the rent, taxes and insurance premiums then required hereunder for a twelve month period.

         3. All insurance to be maintained pursuant to this Lease Contract shall be arranged through a reputable insurance company which has been previously approved by LESSOR.

         LESSEE shall cause such insurance company to promptly furnish LESSOR with duly executed certificates covering the insurance policies referred to above. Said certificates of insurance shall provide that the insurance may not be modified or canceled until after thirty (30) days written notice has been received by LESSOR, prior to the cancellation or modification. The certificates should also show that the insurance is in force and on the basis of a paid premium.

         4. LESSOR hereby waives its right of recovery against LESSEE for damages caused by fire, explosion and other casualty to any of the Leased Property to the extent that recovery is made by LESSOR under insurance policies in effect at the time of loss. LESSEE hereby likewise waives its right of recovery against LESSOR for damages caused by fire, explosion and other casualty to the Leased Property if is covered by insurance policies in effect at the time of loss. This provision does not extend, and the waiver does not apply, to any damages suffered by either party hereto which are not covered by the insurance policies above mentioned, or which are under the deductible thereof.

         5. The LESSOR and the LESSEE agree to use good faith efforts to have any and all fire extended insurance coverage, or any other material damage insurance, endorsed with a subrogation clause substantially as follows: "This insurance shall not be invalidated should the insured waive in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the property described herein."

         6. The LESSOR and LESSEE each waive all claims for recovery from the other party for any loss or damages (whether or not such loss or damage be caused by negligence of the other party and notwithstanding any provision contained in this Lease Agreement to the contrary) to any of its property insured under valid and collectible insurance policies. The foregoing is subject to the limitation that this waiver shall apply only when it is permitted by the applicable insurance policy.

         7. All insurance provided for in this Clause shall be effected under valid and enforceable policies issued by insurers which have been approved by LESSOR and which are authorized to do business in Mexico, copies of which shall be provided to LESSOR.

         8. All policies of insurance herein provided for shall, to the extent that LESSOR shall request, contain standard mortgage clauses in favor of the holders of mortgages on the Leased Property.

         9. In case of casualty to the Leased Property resulting in damage or destruction to the Building, LESSEE shall promptly telephone the LESSOR within 24 hours after the casualty occurred and give written notice thereof to LESSOR. Adjustment proceedings shall be started immediately by LESSEE.

         10. All insurance money paid on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be made available to the LESSOR or the LESSEE, as their respective interests appear under this Lease Contract, for the purpose of restoring, replacing, rebuilding or altering the Building as nearly as possible to its value, condition and character immediately prior to such damage or destruction.

TWELFTH  -- TERM:

         The initial term of this Lease Contract ("Initial Term") shall be for a period of 10 (ten) years, beginning on March 15, 1998, the Effective Date of this Contract, during which the LESSEE shall have the undisturbed use and enjoyment of the Leased Property.

         Additionally LESSOR agrees that LESSEE shall have an option to extend the Initial Term of this Contract for a period of 5 (five) years, (the "Extended Term") in order to continue leasing under the same terms and conditions, except the lease price, which will be increased to reflect one-half (50%) of any increase in the Consumer Price Index (CPI) from the sixth to the tenth year of the Initial Term. As used herein the Consumer Price Index shall mean the table "Consumer Price Index for all Urban Consumers", published by the Bureau of Labor Statistics of the U. S. Department of Labor. The parties agree to use the column for "All Items" (unadjusted) under such table. If LESSEE desires to exercise said option, shall notify LESSOR in writing at any time up to six months prior to the termination of the Initial Term.

THIRTEENTH -- SURRENDER:

         LESSEE shall, on the last day of the term of this Lease or upon earlier termination, surrender and deliver the Leased Property into the possession and use of the LESSOR without delay, in good order, condition and repair, except for normal wear and tear due to normal use and the passage of time, and except for damage by fire or other casualty. All signs, inscriptions, canopies and installations of like nature made by LESSEE shall be removed at or prior to the expiration of the term of this Lease.

         All furniture and Trade Fixtures installed by LESSEE shall remain the property of the LESSEE and shall be removed by LESSEE at any time during or at the end of the term.

         Any personal property which shall remain in the Leased Property after the termination of the Lease may, at the option of LESSOR, be deemed to have been abandoned and either may be retained by LESSOR as its property or be disposed of, without liability, in such manner as LESSOR may see fit.

FOURTEENTH -- HOLDOVER:

         In the event this Lease Contract is not duly extended prior to the termination date, the LESSEE shall at the termination of the Lease by lapse of time or otherwise, yield up immediate possession to LESSOR, and failing to do so it will be considered that the Lease Term is extended for an indefinite period of time during which the LESSEE will pay as rent for the whole time such possession is withheld a sum equal to twice the daily rental payment by LESSEE as computed on the last day of the initial or extended term hereof, however the provisions of this clause shall not be deemed to be a waiver by LESSOR of any right of reentry as herein set forth; nor shall the receipt of said payment or any part thereof, operate as waiver of the right of LESSOR to recover the Leased Property.

FIFTEENTH -- RIGHT TO PERFORM OTHER PARTY'S COVENANTS:

         If LESSEE shall at any time fail to perform any one or more of its agreements made in this Lease Contract, LESSOR, after ten (10) days written notice to LESSEE (or without notice in the case of an emergency) and without waiving or releasing LESSEE from any obligation of LESSEE contained in this Lease Contract, may but shall be under no obligation to perform any act on LESSEE's part to be performed as provided in this Lease Contract, and may enter upon the Leased Property for that purpose and take all such actions thereon as may be necessary therefor. All reasonable sums paid by LESSOR and all reasonable costs and expenses incurred by LESSOR in connection with the performance of any such obligation of LESSEE, shall be payable by LESSEE to LESSOR on demand. The LESSEE will be entitled to the same right with respect to the obligations breached by the LESSOR.

         If LESSOR shall at any time fail to perform any one or more of its agreements made in this Lease Contract, LESSEE, after ten (10) days written notice to LESSOR (or without notice in the case of an emergency) and without waiving or releasing LESSOR from any obligation of LESSOR contained in this Lease Contract, may but shall be under no obligation to perform any maintenance act on LESSOR'S part to be performed as provided in this Lease Contract, and may enter upon the Leased Property for that purpose and take all such actions thereon as may be necessary therefor; provided, however, that LESSEE may not under the authority of this Clause undertake major structural construction or modification of the Building. All reasonable sums paid by LESSEE and all reasonable costs and expenses incurred by LESSEE in connection with the performance of any such obligation of LESSOR, shall be payable by LESSOR to LESSEE on demand.

SIXTEENTH -- ENTRY ON LEASED PROPERTY BY LESSOR:

         LESSEE shall permit LESSOR and its authorized representatives to enter the Leased Property at all reasonable times for the purpose of inspecting the same and performing any work therein that may be required of it or that may be necessary by reason of LESSEE's failure to make repairs or perform such work or for the purpose of showing the same to prospective purchasers, as well as for the purpose of determining the hazards of occupancy which may exist and to instruct the LESSEE as to how to eliminate or reduce such hazards of occupancy, which reasonable instructions shall be complied with by the LESSEE forthwith.

         LESSOR shall exercise its authority under this provision in such a way so as not to interfere with the business operations of the LESSEE.

SEVENTEENTH -- SUBROGATION:

         LESSEE agrees, at the request of LESSOR, to subordinate this Lease Contract to any mortgage placed upon the Leased Property, provided that the holder agrees not to disturb the possession and other rights of LESSEE under this Lease Contract so long as LESSEE continues to perform its obligations hereunder; and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, said holder agrees to accept LESSEE as tenant of lease and to perform the LESSOR's obligations hereunder (but only while owner of the Leased Property); and LESSEE agrees to recognize such holder or any other persons acquiring title to the Leased Property. LESSEE and LESSOR agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

EIGHTEENTH -- GUARANTY:

         LESSEE (being a subsidiary of International Wire Group) shall obtain and deliver to LESSOR, at the execution of this Lease Contract, a Guaranty in substantially the same form of the document attached hereto as Exhibit "C", duly signed by a representative of International Wire Group, a U. S. A. corporation, as Guarantor and certified by a Notary Public, whereby Guarantor shall guaranty to LESSOR compliance by LESSEE with all and each of the obligations accepted by the LESSEE under this Lease and such guaranty shall be valid and binding for all the then unexpired terms of this Lease. LESSOR intends to collaterally assign this Lease to lender. LESSEE and Wire Harness Industries Inc. agree to sign such documents as are in the form attached hereto as Exhibit "C", or in such other comparable form as a lender might require.

NINETEENTH -- ASSIGNMENT:

         This Lease Contract may be assigned by LESSOR, provided that LESSOR shall remain liable hereunder.

TWENTIETH -- MODIFICATIONS TO CONTRACTUAL DOCUMENT:

         No modification, release or discharge of this Lease Contract or waiver of any of the provisions hereof shall be of any force or effect except by an agreement in writing signed by LESSOR and LESSEE.

TWENTY FIRST -- APPLICABLE LAW AND JURISDICTION:

         This Lease Contract shall be bound by and subject to the provisions of the Civil Code of the State of Chihuahua and both parties hereto expressly submit to the jurisdiction of the Courts of Chihuahua, State of Chihuahua, Mexico.

TWENTY SECOND -- ARBITRATION:

         Any controversy regarding this Lease Contract will be settled jointly by the parties through arbitration under the following procedure:

         The Arbitration will be subject to the rules of arbitration as set forth by Mexican Commercial Code. There will be three arbitrator, one arbitrator to be selected by LESSOR, one to be selected by LESSEE and other arbitrator to be selected by the two arbitrator so selected by the parties. If a party fails to nominate the arbitrator within fifteen (15) days from the date of notification made to it of the other party's request for arbitration, or if the two arbitrators fail, within fifteen days from the date of their appointment, to reach agreement on the third arbitrator, then COPARMEX, in the City of Chihuahua, Chihuahua, will appoint arbitrator that was not nominated by the failing party, or will appoint the third arbitrator as the case may be. The place of arbitration will be the City of Chihuahua, Chihuahua, Mexico. The substantive national law applicable to the arbitration will be that of Mexico. The language of the arbitration proceedings will be English or Spanish without the need for translation from one to another of such languages. The award issued under the paragraph will be final and binding upon the parties.

TWENTY THIRD -- OPTION TO BUY:

         LESSEE shall have the option to buy the Leased Property only at the end of the fifth year and at the end of the tenth year of the Initial Term. In order to exercise said option to buy, LESSEE, shall notify, in writing to LESSOR of its intention to buy, within the six months prior to the date to exercise the option to buy. The purchase price shall be the amount of US$3,488,000.00 at the end of the fifth year. The purchase price at the end of the tenth year will be based upon the rent for the Extended Term which rent will be equal to 15% of the Purchase Price.

TWENTY FOURTH -- NOTICES:

         All notices, demands and requests required under this Lease Contract shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if served personally or if sent by registered or certified mail, return receipt requested, addressed to LESSOR or LESSEE as the case may be, at its respective address last designated by notice to the other party for that purpose. Until LESSOR and LESSEE shall designate other addresses, their addresses shall be as follows:

LESSOR:          PARQUE INDUSTRIAS DE AMERICA, S.A. DE C.V.
                 Attn: Mr. Luis Lara Armendariz
                 Prolong. Ave. Americas S/N
                 Parque Industrial Las Americas
                 Chihuahua, Chih. 31200

                 and with a copy to:
                 Terry L. Johnson
                 Scott & Hulse
                 13th. Floor, Texas Commerce Bank Building
                 El Paso, Texas 79901

LESSEE:          ELECTROCOMPONENTES DE MEXICO, S.A. DE C.V.
                 Attn: Mr. Bernard Boone
                 Chimeneas s/n y Fernando Borreguero
                 Parque Industrial Juarez
                 Apdo Postal 1595-D
                 Ciudad Juarez, Chihuahua, Mexico

                 and with copy to:
                 Lic. Humberto Gayou-Madrigal
                 Paseo San Jeronimo 1665 - Despacho 1
                 Fraccionamiento San Jeronimo
                 Ciudad Juarez, Chihuahua., Mexico

TWENTY FOUR -- OFFICIAL TEXT AND TRANSLATION:

         The parties execute this Lease Contract in the Spanish language as the official text, and also execute a translation of this Lease Contract in the English language. If either party submits Lease Contract to any court or other authority, the Spanish version shall control in case of any disputes related to the interpretation of a given section.

         Executed in Ciudad Juarez, Chihuahua, Mexico effective as of March 15th, 1998.

                   LESSOR:                               LESSEE:
         PARQUE INDUSTRIAS DE AMERICA,         ELECTROCOMPONENTES DE MEXICO,
                 S.A. DE C.V.                          S.A. DE C.V.

/s/ MR. LUIS LARA ARMENDARIZ           /s/ MR. BERNARD BOONE
----------------------------           ----------------------------
By: Mr. Luis Lara Armendariz           By: Mr. Bernard Boone
Sole Administrator                     General Manager

Exhibits

    A - Plot of Leased Property
    B - Improvements of the Leased Property.
    C - Guaranty

                                  [FLOOR PLAN]

                                   EXHIBIT B

                   LIST OF IMPROVEMENTS TO THE LEASE PROPERTY

1.       - Modification of Restrooms
2.       - Addition of 60 parking spaces
3.       - Addition of loading docks and extension of truck road
4.       - Addition of a diesel storage tank
5.       - Resealing production floor

                                   EXHIBIT C

                     GUARANTY FROM INTERNATIONAL WIRE GROUP

                                    GUARANTY

         THIS GUARANTY (hereinafter referred to as "Guaranty") made effective March 15th, 1998, by and between International Wire Group, Inc., a U.S.A. corporation (hereinafter referred to as the "Guarantor"), and PARQUE INDUSTRIAS DE AMERICA, S.A. DE C.V., a Mexican corporation (hereinafter referred to as the "Lessor").

                                P R E M I S E S

         WHEREAS, Lessor is the owner of certain real property (hereinafter referred to as the "Property"), located in Calle 20a Numero 3300, Colonia Marmol in the City of Chihuahua, State of Chihuahua, Mexico, consisting in an industrial building with 90,829 sq. ft. approx.;

         WHEREAS, Guarantor is the parent of, or an affiliated corporation with, ELECTROCOMPONENTES DE MEXICO, S.A. DE C.V. (hereinafter referred to as "Company");

         WHEREAS, Guarantor executes this Guaranty in favor of Lessor, to induce Lessor to enter into that certain lease agreement (hereinafter referred to as the "Lease Agreement") between Lessor and Company, dated effective March 15th, 1998; and

         WHEREAS, Guarantor directly or indirectly receives, utilizes and/or benefits from, manufactured products or parts made by Company in Mexico, and therefore Guarantor directly or indirectly benefits from making this Guaranty; now, therefore, in consideration of the foregoing, and of other good and valuable consideration, the receipt of which is acknowledged by Guarantor,

         IT IS HEREBY AGREED AS FOLLOWS:

         1. Guarantor unconditionally guarantees to Lessor, and to Lessor's successors and assigns, the prompt, full, complete and punctual payment and performance to Lessor of all of the terms, conditions, covenants, obligations, liabilities and agreements of




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
Company as set forth in the Lease Agreement or any renewals, amendments, expansions, and modifications thereof between Lessor and Company. This Guaranty extends to and includes any and all interest due or to become due, together with all reasonable attorney's fees, costs and expenses of collection incurred by Lessor in connection with any matter covered by this Guaranty. This Guaranty shall include any liability of Company which shall accrue under the Lease Agreement for any period preceding as well as any period following the term of the Lease Agreement. Guarantor represents that Guarantor directly or indirectly benefits from making this Guaranty.

         2. The liability of Guarantor shall continue until payment is made and performance given pursuant to every obligation of Company now due or hereafter to become due in accordance with the terms of the Lease Agreement or any extension thereof, between Lessor and Company, and until payment is made of any loss or damage incurred by Lessor with respect to any matter covered by this Guaranty. This Guaranty shall be irrevocable. The obligations of Guarantor under this Guaranty shall not be released or otherwise affected by reason of any sublease, assignment, or other transfer of Company's interest under the Lease Agreement, whether or not Lessor consents to such sublease, assignment, or other transfer.

         3. Guarantor consents, without affecting Guarantor's liability to Lessor hereunder, that Lessor may, without notice to or consent of Guarantor, upon such terms as Lessor may deem advisable:

         a. Extend, in whole or in part, by renewal or otherwise, any time of payment or performance on the part of Company, provided for in the Lease Agreement;

         b. Release, surrender, exchange, modify, impair, or extend any period or duration, or any time for performance, or payment on the part of Company, required by the Lease Agreement;

         c. Settle or compromise any claim of Lessor against Company, or against any other person, firm or corporation whose obligation Lessor holds as security for Company's obligation to Lessor under the Lease Agreement;

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                                                                         ----

         d. Renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof under the Lease Agreement, including increase or decrease of any amount due thereunder or any level of rent specified therein; or

         e. Release or substitute any one or more of Company or Guarantor.

         Guarantor hereby ratifies and affirms any such extension, renewal, release, surrender, exchange, modification, impairment, settlement or compromise and all such acts shall be binding upon Guarantor who hereby waives all defense, counterclaims or offsets which Guarantor might have solely by reason thereof.

         4. Guarantor waives:

         a. Notice of acceptance of this Guaranty by Lessor;

         b. Notice of presentment, notice of nonperformance, notices of dishonor and notices of the existence, creation or incurring of new or additional indebtedness or obligations, demands for payment of performance or protest of any obligations of Company to Lessor under the Lease Agreement;

         c. Notice of the failure of any person, firm or corporation to pay to Lessor any indebtedness held by Lessor as collateral security for any obligation of Company to Lessor under the Lease Agreement;

         d. Any right to require Lessor to (i) proceed against Company; (ii) proceed against or exhaust any security or other lien or right held by Lessor; or (iii) pursue any other remedy in the power of Lessor whatsoever;

         e. Any requirement that Lessor mitigate damages under the Lease Agreement;

         f. Any defense or right arising by reason of any disability or lack of authority or power of Company, and Guarantor shall remain liable hereunder if Company or any other



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
            party shall not be liable under the Lease Agreement for such reason;

         g. Any defense, offsets of claims arising from any strikes, riots, acts of God, shortages of labor or materials, war, or governmental action or intervention which wholly or partially frustrates any or all of the purpose for which the Lease Agreement was entered into;

         h. Any defense, offsets or claims arising from any economic or social conditions in Mexico, or changes in Mexican law, including without limitation, devaluations or other changes regarding currency or regarding payment of any rentals under the Lease Agreement;

         i. Any defects in perfection of the assignment and pledge of the rents by failure to record the Lease Agreement or any instrument or assignment and pledge in the Public Registry under Mexican Law;

         j. The benefit of any statute of limitations affecting
            Guarantor's liability under the Guaranty; and

         5. Guarantor's obligation hereunder is primary and independent of Company's obligations under the Lease Agreement. In the event of any default on the part of Company as defined in the Lease Agreement, Lessor may at its option proceed first against Guarantor, jointly and severally, to collect any obligation covered by this Guaranty, without first proceeding against Company or any other person, firm or corporation and without first resorting to any property at any time held by Lessor as collateral security.

         6. Until all of Company's obligations in the Lease Agreement are fully performed, Guarantor: (a) shall have no right of subrogation against Company by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Company by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of Company now or



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                                                                         ----
hereafter held by Guarantor to the obligations of Company to the Lessor under the Lease Agreement.

         7. The liability of Guarantor hereunder shall not be released or otherwise affected by:

         a. The release or discharge of Company in any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Company (collectively referred to herein as "Proceeding for Relief");

         b. The impairment, limitation, or modification of the liability of Company or the estate of Company in any Proceeding for Relief, or of any remedy for the enforcement of Company's liability under the Lease Agreement, resulting from the operation of any law relating to bankruptcy, insolvency, or similar proceeding or other law or from the decision in any court;

         c. The rejection or disaffirmance of the Lease Agreement in any Proceeding for Relief;

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by Company to Lessor under the Lease Agreement is rescinded or must otherwise be returned by Lessor in a Proceeding for Relief involving Company, all as though such payment had not been made. Nothing contained in this Guaranty shall alter any of the rights or remedies of Lessor against Company.

         8. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Texas excluding any principles of conflicts of laws. In any action prosecuted by Lessor for the interpretation and performance of this Guaranty, Guarantor agrees to and hereby submits Guarantor to the personal and subject matter jurisdiction of the Federal District Court of the Western District of Texas, or the State Courts in the County of El Paso, State of Texas, United States of America. Guarantor expressly waives the right to any other jurisdiction that Guarantor may have as a result of Guarantor's present or future domicile, or due to any other cause whatsoever. At Lessor's request, this Guaranty may be translated into Spanish, and Guarantor agrees to



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                                                                         ----
execute a Spanish language version of this Guaranty; however the English version shall be determinative in any court proceeding.

         GUARANTOR WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LESSOR AND GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR ANY TRANSACTION RELATED TO THIS GUARANTY.

         9. Guarantor agrees to pay to Lessor a reasonable attorney's fee and all other costs and expenses which may be incurred by Lessor in the collection or efforts to collect or enforcement of the sums due under this Guaranty. If any provision hereof shall be deemed invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision herein. If Guarantor is more than one person or entity, the liability of each such Guarantor shall be joint and several. Lessor may assign the Guaranty in whole or in part. Guarantor may not assign this Guaranty in whole or in part without Lessor's prior written consent; Guarantor shall remain liable for its obligations hereunder unless released therefrom in writing by Lessor.

         10. Guarantor represents and warrants that (a) Guarantor is authorized to execute and deliver this Guaranty, (b) the person executing this Guaranty is authorized to execute the same for and on behalf of Guarantor, (c) Guarantor has all requisite power and authority to enter into this Guaranty, (d) neither the execution or delivery of this Guaranty, nor the performance of the terms, conditions or provisions of this Guaranty, constitute a default under, or result in the creation of any lien pursuant to, any other agreement or instrument under which Guarantor is obligated, and (e) at the time of execution and delivery of this Guaranty, nothing exists to impair the effectiveness of the liability of Guarantor to Lessor hereunder, or to impair the immediate taking effect of this Guaranty as the sole Agreement between Guarantor and Lessor with respect to guaranteeing all of Company's obligations to Lessor under the Lease Agreement. At Lessor's request, Guarantor upon execution hereof, or during the term hereof, shall be obligated to provide to Lessor a corporate resolution of Guarantor acknowledging the authority to enter into the Guaranty, and the benefit to Guarantor of making the Guaranty. At any time during the term of the Lease Agreement, upon request of Lessor, Guarantor shall be


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                                                                         ----
obligated to provide to Lessor an acknowledgment that the Guaranty remains in effect.

         11. Guarantor acknowledges that no special fiduciary or trust relationship exists between Lessor and Guarantor. Guarantor agrees that no such special relationship shall exist, unless pursuant to, and only to the extent set forth in, a written agreement that is signed by Lessor and Guarantor and that expressly states such special relationship.

         12. The rights and remedies of Lessor under this Guaranty, and the rights and remedies of Lessor created under any other document or applicable law, are cumulative and may be exercised singly or concurrently, and the exercise of any one or more of them will not be a waiver of any other. Lessor may concurrently pursue actions against Guarantor in the United States and in Mexico, and may recover a judgment in one without waiving its right to pursue the other, provided however that Lessor shall not obtain double or duplicate recovery of Lessor's damages.

         13. This Guaranty is binding jointly and severally upon Guarantor and its legal representatives and successors and shall inure to the benefit of Lessor its legal representatives, successors and assigns, provided however that Guarantor shall not assign its obligations hereunder.

         14. The whole of this Guaranty is set forth herein and there is no verbal or other written agreement and no understanding or custom affecting the terms hereof. This Guaranty can be amended only by a written instrument specifically referencing this Guaranty and executed by both parties hereto.

         15. In the event Lessor discounts, collaterally assigns or assigns the Lease Agreement and the Guaranty to a bank or other lending institution (hereinafter referred to as "Lender"), Guarantor shall furnish to Lender a letter stating that Guarantor acknowledges receipt of notice of an assignment by Lessor of the Guaranty; that the Guaranty is in full force and effect; that no changes to the Guaranty as originally executed have been made; that Guarantor will not enter into any modification of the Guaranty without first obtaining Lender's prior written approval; that Lender may rely solely upon the Guaranty with respect to Lender's right to receive the rents in accordance with the terms of the



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                                                                         ----

Lease Agreement; and that all payment made thereafter shall be made to Lender or its assigns in U.S. Dollars, at such times and at such places as directed by Lender or its assigns. Guarantor shall execute and furnish to Lender such other acknowledgments, consents or other documents as Lender may reasonably require in order to facilitate the discount, collateral assignment or assignment of the Lease Agreement and the Guaranty.

THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES; THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Guarantor has signed this Guaranty effective as of March 15th, 1998.

                                 GUARANTOR:

                                 International Wire Group Inc.

                                 By: /s/ JOSEPH M. FIAMINGO
                                    --------------------------------------

                       Printed Name:     Joseph M. Fiamingo
                                    --------------------------------------

                                Its:     President
                                    --------------------------------------

               Address of Guarantor:     International Wire Group, Inc.
                                    --------------------------------------
                                         101 So. Hanley Rd.
                                    --------------------------------------
                                         St. Louis, MO  63105
                                    --------------------------------------


      ATTEST:


          By:    /s/  GLENN J. HOLLER
              ------------------------------

Printed Name:         Glenn J. Holler
              ------------------------------

      Its: VP         VP Finance & CFO
              ------------------------------






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                                                                         ----

                                 ACKNOWLEDGMENT

STATE OF MISSOURI             )
                              )
COUNTY OF ST. LOUIS           )

     This Guaranty was acknowledged before me on the 17th day of February, 1998, by Joseph M. Fiamingo, of International Wire corporation, on behalf of said corporation.

Notary's Official Seal:


                                                     /s/ THERESA M. JACKSON
                                                  -----------------------------
                                                    NOTARY PUBLIC IN AND FOR
                                                      THE STATE OF MISSOURI



[SEAL]

        THERESA MARIE JACKSON
  NOTARY PUBLIC, STATE OF MISSOURI
          ST. LOUIS COUNTY
MY COMMISSION EXPIRES SEPT. 11, 1999




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